EXHIBIT 23.01

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-64886) and Form S-8 (No. 333-47192) of AllianceBernstein L.P. of our reports dated February 12, 2015 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appear in this Annual Report on Form 10-K.

/s/ PricewaterhouseCoopers LLP
New York, New York
February 12, 2015